POWER OF ATTORNEY


	The undersigned hereby constitutes and

appoints each of Mark V. Beasley, C. Elaine Hernandez, Gabriel V.
Vazquez,
Robert L. Estep, Mark V. Minton, Anna Marie Dempsey and Todd J.
Thorson, or
any of them, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the
undersigned,
in the undersigned's capacity as an officer and/or director of Michaels
Stores, Inc. (the "Company"), Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules thereunder;


(2)	do and perform any and all acts for and on behalf
of the undersigned
that may be necessary or desirable to complete and execute any such Form 3,
4 or 5 and timely file any such form or forms with the United States
Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any other action of
any type whatsoever in
connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's sole discretion.

	The undersigned hereby
grants to
each such attorney-in-fact and any of them full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any such attorney-in-fact, or any such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that none of the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section
16 of the Securities Exchange Act of 1934.


	The execution by the
undersigned of this power of attorney hereby expressly revokes and terminates any powers of attorney previously granted by the undersigned relating to Forms 3, 4 and 5. This power of attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4 and 5 with respect to the
undersigned's holdings of and transactions in securities issued by the
Company, unless earlier revoked by the
undersigned in a signed writing
delivered to the foregoing
attorneys-in-fact.

	IN WITNESS WHEREOF,
the undersigned has caused
this power of attorney to be executed as of the 21st day of March, 2006.



/s/ Thomas M. Bazzone

Thomas M. Bazzone